SEVERANCE AGREEMENT, MUTUAL RELEASE AND CONSULTING AGREEMENT


      THIS SEVERANCE AGREEMENT, MUTUAL RELEASE AND CONSULTING AGREEMENT (the "Agreement") is entered into by and between Allen J. Rothman, residing at 582 7th Street, Brooklyn, New York, 11215 ("Rothman"), and US Energy Systems, Inc., a Delaware corporation, having an office at One North Lexington Avenue, White Plains, New York 10601 (the "Company"). In consideration of the mutual promises, benefits, covenants and agreements hereinafter set forth and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Rothman and the Company (collectively, the "Parties") hereto agree as follows:

      1. Termination of Employment. The Company and Rothman agree that the Employment Agreement (as defined) and each party's obligations to the other thereunder shall, except as otherwise expressly provided herein, terminate and be of no further force or effect as of 11:59 PM New York City time on the day preceding the Effective Date (as defined). The term "Employment Agreement" means that the employment agreement dated as of August 20, 2001 between the Parties, as amended through the Execution Date (as defined). The term "Execution Date" means the date this Agreement is fully executed by the Parties. Rothman acknowledges that he has resigned all positions with the Company and its subsidiaries effective as of the Effective Date.

      2. Benefits, Options, Restricted Stock.

                  (a) The parties agree that the Company shall, at its sole cost and expense continue to provide Rothman's health care benefits as offered by the Company as of the Execution Date until such time as Rothman's health care benefits with Countryside (as defined) are effective, but in no event shall such obligation extend more than six months after the Execution Date. Rothman will use all reasonable efforts to cause his Countryside benefits to become effective as quickly as possible. Rothman hereby waives any and all rights under COBRA and will execute such other documents and instruments as the Company deems appropriate to effect such waiver.

                  (b) The Parties have agreed that all of Rothman's options to acquire Company common stock (other than options that have previously expired), all of which are vested, will continue to be exercisable and will expire on the terms and conditions set forth in the agreement, instrument and/or plan governing same.

                  (c) Rothman has received a grant of unvested restricted stock units of the Company ("RSU's") entitling him, upon satisfaction of the terms and conditions of his Officer's Restricted Stock Unit Award Agreement (the "RSU Agreement"), to 108,696 shares of Company common stock. The Parties acknowledge and agree that notwithstanding anything to the contrary in the RSU Agreement, all of the RSU's will vest fully effective January 1, 2005, and subject to Rothman's compliance with Section 5 of the RSU Agreement, if and to the extent applicable, and the Company's 2000 Executive Incentive Compensation Plan, the Company will cause the underlying shares of Common Stock to be delivered to Rothman. The Company will take promptly all commercially reasonable actions required to permit the transfer by Rothman of the shares of Common Stock underlying the RSU's, subject to applicable law and regulations.



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      3. No Other Severance Obligations.

            (a) Rothman agrees that as of the Effective Date, the Company will have no further obligations pursuant to Sections 2 through 6 of the Employment Agreement.

            (b) Rothman agrees that he shall not make any claim for unemployment benefits with the New York State Department of Labor or any other governmental authority with respect to the termination of his relationship with the Company.

            (c) Rothman agrees that, except to the extent otherwise expressly provided by this Agreement, he will at the conclusion of the Consulting Period (as defined) return to the Company all of the Company's tangible assets that Rothman used in connection with the performance of his duties under the Employment Agreement and under this Agreement, including without limitation, cell phones, computers and personal digital assistants.

      4. Release. In consideration for the payments and other benefits set forth in, among other things, Section 2 herein, Rothman hereby releases and forever discharges the Company, and each and every entity controlling, controlled by or under common control with the Company, and all affiliates, predecessors in interest, and divisions of the foregoing, and each of their respective officers, directors, shareholders, agents, members, managers, employees, attorneys, representatives, successors and assigns (together with the Company, the "Releasees") from any and all manner of claims, cross-claims, demands, causes of action, obligations, damages or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, which he has, had or may have for any period prior to and including the date hereof, including, but not limited to, any claim for alleged violation of Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act, the Americans With Disabilities Act, the Fair Labor Standards Act, the Employment Retirement Security Act of 1974, the New York State Human Rights Law (NYS Executive Law ss.296, et seq.), the New York City Administrative Code, and the New York State Labor Law, as each may have been amended from time to time, and all other matters arising out of any federal, state or local law, rule or regulation, and any and all claims for attorney's fees, costs and disbursements, and for any and all other common law claims, whether in contract, tort or otherwise. Nothing contained in this paragraph 4 shall prevent Rothman from enforcing the terms of this Agreement. The release by Rothman herein does not include the release of any claims (i) arising after the Effective Date to the extent such claims relate to the Company's 401(K) plan in which Rothman participated or (ii) relating to Rothman's right to indemnification and advancement of expenses, if any, under the Company's by-laws, as amended, or the Delaware General Corporation Law.


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      5. No Claims by the Company. The Company represents and warrants that it has not filed any claim against Rothman as of the date of it has executed this Agreement. The Company and its subsidiaries, successors and assigns, release and forever discharge Rothman from and against any and all claims, suits, actions, causes of action, judgments, damages, expenses, debts, obligations, promises, covenants, agreements, contracts, endorsements, controversies or demands of any nature whatsoever, whether at law, admiralty or in equity, whether known or unknown, suspected or unsuspected, whether held directly or obtained by subrogation, assignment or otherwise, against Rothman that the Company had, now has or hereinafter may have for, upon or by reason of, any matter, cause or thing whatsoever, arising out of the Rothman's employment with the Company, except for Rothman's gross negligence, malfeasance, violation of law or intentional misconduct (collectively, "Gross Negligence"). Nothing contained in this Section 5 shall prevent the Company from enforcing the terms of this Agreement.

      6. No Claims by Rothman. Rothman represents and warrants that he has not filed any claim against the Company or any of the Releasees as of the date he has executed this Agreement. If Rothman files or participates in any legal or administrative proceeding based on claims that he has released herein, the Company's obligation to perform any of its obligations or promises referred to herein shall be waived, and the Company shall be entitled to cease payments under this Agreement, recover the full amount of all payments provided to Rothman hereunder, and seek attorney's fees, costs and disbursements and any other relief, whether monetary or equitable.

      7. Acknowledgement. Rothman represents and acknowledges that he has carefully read and fully understands all of the terms and provisions of this Agreement and is knowingly and voluntarily entering into this Agreement without coercion.

      8. No Age Discrimination. As required by the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act of 1990, Rothman acknowledges that he has been advised of his right to consult with an attorney before signing this Agreement and has had at least twenty-one (21) days in which to consider the terms set forth in this Agreement. Rothman understands that this Agreement may be revoked by him within seven (7) days after the day of execution (the "Revocation Period"), that this Agreement shall not become effective or enforceable until the day after the Revocation Period has passed. The term "Effective Date" shall mean the day after the Revocation Period has passed.

      9. Successors; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their personal representatives, successors, and assigns; provided, however, that none of the rights or obligations of Rothman hereunder may be assigned by him. There are no representations, agreements, arrangements or understandings, oral or written, between the Parties relating to the subject matter of this Agreement which are not fully expressed herein. No modification or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties.


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      10. Invalidity. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed to be limited or reduced so as to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision shall not affect the other provisions hereof.

      11. Non Disparagement.

            (a) Rothman shall refrain from making any disparaging statements, either oral or written, about any Releasee.

            (b) The Company shall refrain from making any disparaging statements, either oral or written, about Rothman.

            (c) Nothing in this Section 11 shall require any Party to commit an unlawful act.

            (d) Nothing in this Section 11 shall restrict Rothman from taking any actions or making any statements in his capacity and in furtherance of his duties as an employee of Countryside Power Income Fund and/or any entity related thereto (collectively "Countryside"); provided, however, that Rothman shall be subject to the limitations imposed by the Disciplinary Rules (as defined) and in addition, shall not make any disparaging comments about the personnel (including the directors and/or officers) of the Company its subsidiaries, affiliates andor any one or more of the foregoing.

      12. Confidentiality. Rothman recognizes and acknowledges that, in connection with his employment with the Company and in connection with his consulting arrangement with the Company provided for herein, he has had and will have access to Confidential Information (as such term is defined in the Employment Agreement and including within such term, the type of information contemplated by the Employment Agreement though he obtains such information in his capacity as a consultant to the Company). Rothman agrees for the five years beginning with the end of the Consulting Period, Rothman shall not disclose any Confidential Information to any person or entity, except that disclosure of Confidential Information will be permitted: (a) to the Company and its advisors;
(b) if such Confidential Information has previously become available to the public through no fault of Rothman; (c) if required by law or any court or governmental agency or body, provided that in any such case covered by this clause (c) Rothman shall provide the Company, in advance of any such disclosure, with prompt notice of such requirement(s) and shall cooperate fully with the Company to the extent it may seek to limit such disclosure; (d) if expressly consented to in writing by the Company; and (e) to Countryside or its affiliates, solely in connection with the Development Agreement dated April 8, 2004 among the Company, Cinergy Solutions, Inc. and Countryside US Power, Inc. as in effect as of the Effective Date (the "Development Agreement"). The foregoing does not constitute nor shall it be construed as a waiver or release of Rothman's obligations under the Disciplinary Rules.


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      13. Consulting Arrangement. (a) Starting on the Effective Date, Rothman or
an entity he controls (and, if an entity is to render such services, subject to the entity's execution of a written agreement in form and substance reasonably satisfactory to the Company and the entity) will provide consulting services to the Company for a period of six months (the "Initial Consulting Period"), subject to earlier termination as provided in Section 13(d). The Initial Consulting Period will extend (as so extended, the "Additional Consulting
Period" and together with the Initial Consulting Period, the "Consulting
Period") automatically on a month-to-month basis unless either Rothman or the Company gives notice of non-renewal at least ten days prior to the expiration of the Initial Consulting Period or the Additional Consulting Period, as the case may be. Prior to the Effective Date, Rothman will inform the Company whether he personally or his entity will be providing such consulting services to the Company (all references hereinafter to "Rothman" will include Rothman's entity as well as him personally). Under this consulting arrangement, Rothman will advise management on various matters respecting the Company, its subsidiaries and affiliates and will assist with its dealings with outside counsel. Rothman shall only be obligated to work on projects and matters (i) specifically assigned to him in writing by the Company or its representatives, (ii) that are, in Rothman's reasonable judgment, within his area of competence and that do not and will not conflict with his ability to represent Countryside and (iii) that do not exceed the time and scope requirements contemplated by this Agreement. Rothman shall not be held liable for the services he performs under this consulting arrangement except as a result of his Gross Negligence. The Company will provide Rothman with suitable office space at the Company's offices (as and where located from time to time) for the performance of his duties hereunder. To the extent that these services are to be performed by an entity, Rothman represents and warrants that the performance by such entity of the consulting services contemplated hereby will not violate any applicable law or regulation.

            (b) Rothman will be available to perform consulting services from time to time during the Consulting Period on a basis as reasonably requested by the Company and has agreed to be reasonably available to the Company by telephone and in person through such period, subject to Rothman's primary obligations to Countryside. The Company acknowledges and agrees that if the Company and Countryside are both involved in a transaction or dispute requiring legal representation, the Company will retain separate legal counsel and will not rely on Rothman for legal advice, except to the extent such advice was rendered prior to the Effective Date.

            (c) In consideration for the consulting services to be provided, the Company will pay Rothman $6,000 per month, payable in advance on the first business day of each month. The Company will not provide any benefits to Rothman, except for the extension of existing health insurance as provided in
Section 2(a) and except as contemplated by Section 13(e).

            (d) Either Rothman or the Company may terminate the Initial Consulting Period for any reason or for no reason on 30 days prior written notice, but if the Company terminates, other than for Rothman's material breach, it will pay Rothman on the effective date of such termination the entire unpaid balance of the consulting fees for the Initial Consulting Period.


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            (e) The Company will indemnify and hold Rothman harmless for any third party claim (other than claims asserted by Countryside or its affiliates and provided that Rothman notifies the Company promptly of any such claim after he becomes aware of same) arising and asserted against him during the Consulting Period for which he otherwise would have been covered by the Company's officers' and directors' liability insurance had he remained an employee of the Company; provided, however, that the Company shall have no obligation to indemnify Rothman if the Insurance (as defined) has been obtained. The Company will, for not more than six years following the end of the Consulting Period, take all commercially reasonable actions necessary to ensure that Rothman will continue to be covered under the Company's officers' and directors' liability policy for acts or omissions occurring prior to the Effective Date. The Company will use commercially reasonable efforts to obtain a rider (the "Rider") to its officer's and director's liability insurance in form and content reasonably acceptable to Rothman and the Company (the "Insurance") covering Rothman for services he renders during the Consulting Period (which coverage shall continue for three years following the conclusion of the Consulting Period), for which Rothman shall be a beneficiary and which the Parties agree shall not cost the Company more than $5,000 per year; provided, however, that if the cost of the Rider in any year shall exceed $5,000, Rothman shall be entitled at his option and expense to make up such shortfall so as to continue such coverage or agree to modifications of such Rider which do not adversely impact the Company to bring its cost within $5,000. The Parties will act reasonably to enforce the Company's and Rothman's rights under the Rider.

      14. Counterparts. This Agreement may be signed in counterparts, which taken together shall constitute one and the same instrument.

      15. Remedies. The Parties shall be entitled to all remedies available at law or in equity to enforce the terms of this Agreement, including but not limited to, reasonable attorney's fees incurred in connection with any action or proceeding commenced to enforce the terms of this Agreement, if such party prevails in such action or proceeding.

      16. Governing Law; Headings; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law principles. The headings contained in this Agreement are for reference purposes only and shall affect in any way the meaning or interpretation of this Agreement. This Agreement shall be construed according to its fair meaning, the language used shall be deemed the language chosen by the Parties to express their mutual intent, and no presumption or rule of strict construction shall be applied against any party.


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      17. Continuing Obligation. The Company acknowledges and agrees that
Rothman will be employed by Countryside even though the Company and Countryside may from time to time have adverse interests, and that the fact of such employment alone does not and will not constitute any violation by Rothman of any fiduciary duties owed by Rothman to the Company or of the Disciplinary Rules, as defined below. Rothman agrees that he will not represent Countryside in any legal capacity in any dispute or negotiation involving the Company or its subsidiaries arising from or related to events or transactions (including proposed transactions) occurring or proposed prior to the Effective Date or during the Consulting Period. The foregoing limitation on Rothman does not include his working on any future transaction involving Countryside that will not have been consummated prior to the Effective Date (other than that portion of such transaction that might involve negotiations with the Company), and the Company further acknowledges and agrees that Rothman may pursue any business opportunity in any capacity except as he may be limited by Section 12 hereof and the second sentence of this Section 17. For the avoidance of doubt, the parties agree that Rothman may represent Countryside respecting the proposed transaction regarding the Projects (as such term is defined in the letter dated November 29, 2004 between the Company and the Countryside Power Income Fund) provided he will not represent Countryside in connection with any negotiation or dispute with the Company relating to the Projects. Notwithstanding anything to the contrary in this Agreement, including without limitation, Sections 11 and 12 hereof, and except as otherwise provided in the first three sentences of this Section 17, this Agreement and the provisions hereof shall not constitute a waiver or release of Rothman's obligations to the Company, its subsidiaries or affiliates, or any one or more of the foregoing imposed pursuant to the Disciplinary Rules in connection with his employment with the Company through the Effective Date and/or as a consultant through the end of the Consulting Period. The term "Disciplinary Rules" shall mean and refer to the provisions set forth in 22 NYCRR ss.1200.1 through ss. 1200.46, as amended from time to time.


IN WITNESS WHEREOF, the undersigned have hereunto signed this Agreement as of the date set forth below.

                                      /s/ Allen J. Rothman
                                      -------------------------------------
Dated: December 9, 2004                   Allen J. Rothman




Dated: December 9, 2004               US ENERGY SYSTEMS, INC.

                                      By: /s/ Henry N. Schneider
                                          ---------------------------------
                                          Henry N. Schneider, Interim President


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STATE OF NEW YORK      )
                       : ss
COUNTY OF WESTCHESTER  )

On the 9th day of December, 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared Allen J. Rothman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                  /s/ Nadine Soomaroo [Notary stamp omitted]
                                  ------------------------------------------
                                  Notary Public

STATE OF NEW YORK      )
                       : ss
COUNTY OF WESTCHESTER  )

On the 9th day of December, 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared Henry N. Schneider, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                  /s/ Nadine Soomaroo [Notary stamp omitted]
                                  ------------------------------------------
                                  Notary Public


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